EXHIBIT 10.2

DEBT FORGIVENESS AGREEMENT

This Debt Forgiveness Agreement (the “Agreement”) is entered into as of the 31st day of December, 2019, by and between Digital Development Partners, Inc., a Nevada corporation (the “Company”), and EF2T, Inc. (“Holder”).

RECITALS

WHEREAS, as of the date of this Agreement, the Company is indebted to Holder in the total amount of $109,992, $105,250 in principal and $4,742 in accrued interest (the “Debt”); and

WHEREAS, in conjunction with the Company’s acquisition of Black Bird Potentials Inc. (“Black Bird”), Holder has agreed to accept shares of Company common stock in full payment of the Debt, subject to the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.       Acknowledgment of Recitals. The Company and Holder each acknowledge that the Recitals herein are true and correct statements of fact.

2.       Debt Forgiveness. Holder hereby forgives the Debt ($105,250 of principal and $4,742 of interest).

3.       The Company’s Agreement. In consideration of Holder’s agreement to forgive the Debt, the Company agrees that it shall (a) issue and deliver to Holder 2,240,768 shares of the Company’s common stock and (b) devote its efforts to the development of the business plan of Black Bird, once acquired.

4.       Representations.

A.       Of the Company.

(1)       Authorization. The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company.

(2)       No Violation. The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

B.       Of Holder.

(1)       Authorization. The execution and performance of this Agreement by Holder has been duly authorized by the governing body of Holder.

(2)       No Violation. The performance by Holder of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of Holder or any contractual obligation by which Holder may be bound.

5.       Entire Agreement. This Agreement embodies the entire agreement between the Company and Holder and supersedes any prior agreements, whether written or oral, with respect to the subject matter thereof.

6.       Successors. This Agreement shall be binding upon and shall inure to the benefit of each of the parties to this Agreement and each of their respective successors and assigns.

7.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon and all of which together shall constitute one instrument.

8.       Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

THE COMPANY:		HOLDER:

DIGITAL DEVELOPMENT PARTNERS, INC.		EF2T, INC.

By:	/s/ JACK JIE QIN	By:	/s/ WEN QIN
	Jack Jie Qin		Wen Qin
	President		President